UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2004

Cypress Communications Holding Co., Inc.

(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	000-30401 (Commission File Number)	36-41662222 (IRS Employer Identification No.)

15 Piedmont Center, Suite 100
Atlanta, Georgia 30305
(Address of principal executive offices) (Zip Code)

(404) 869-2500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement
SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement

Cypress Communications Holding Co., Inc. and its principal operating subsidiary, Cypress Communications, Inc., (collectively, the “Company”) considers it essential to the best interests of its stockholders to foster the continuous employment of key management personnel. The Board of Directors of the Company recognizes, however, that, as is the case with many publicly held corporations, the possibility of a Change in Control event exists and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Company and its stockholders. Therefore, on August 18, 2004 the Board of Directors adopted the Cypress Communications, Inc. Key Executive Officer Retention Plan (the “KEORP”) to reinforce and encourage the continued attention and dedication of certain key executives to their assigned duties without distraction arising from the possibility of a Change in Control event. Gregory P. McGraw, Salvatore W. Collura and Neal L. Miller are executive officers of the Company who are participants in the KEORP.

Under the KEORP, the Company has granted retention awards payable upon a change in control event to the executive officer if the Company terminates the executive officer’s employment without cause or the executive officer resigns for good reason. For this purpose, “good reason” includes a substantial change in the executive officer’s position, authority, title, duties or responsibilities, specified relocations of the executive officer’s place of employment, a reduction in the executive officer’s compensation, notification to the executive officer that his employment will be terminated otherwise than as permitted by the agreement, failure of the Company to pay executive any compensation that is due, or the failure by the Company to obtain an effective agreement from any successor to assume and agree to perform the KEORP. Upon such a termination, Messrs. McGraw, Collura and Miller are entitled to retention awards of $250,000, $100,000 and $100,000 respectively. Further, this KEORP is subject to the Company entering into an agreement, including but not limited to, a merger agreement or tender offer on or before December 31, 2004, that would contemplate a Change in Control event. In the event that the Company enters into an agreement contemplating a Change in Control event, and such event is not consummated by June, 30, 2005, then this KEORP is terminated.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cypress Communications Holding Co., Inc. (Registrant)
By:	/s/ Gregory P. McGraw
Gregory P. McGraw
President and Chief Executive Officer

Date: August 23, 2004